UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 AUGUST 14, 2007
                Date of Report (Date of principal event reported)


                             WORLDSTAR ENERGY, CORP.
             (Exact name of registrant as specified in its charter)



            NEVADA                         000-27229             88-0409163
            ------                         ---------            ----------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
        incorporation)                                       Identification No.)


   1177 WEST HASTINGS STREET, SUITE 1901
           VANCOUVER, BC, CANADA                                V6E 2K3
           ---------------------                                -------
  (Address of principal executive offices)                     (Zip Code)


                                  604.434.5256
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(C))


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                           FORWARD LOOKING STATEMENTS


Much of the information included in this Current Report on Form 8-K (the "Current Report") includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of those terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other forward looking statements involve various risks and uncertainties and other factors, including the risks in the section titled "Risk Factors" below, that may cause us or our Company's actual results, levels of activities, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.




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SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As used in this current report on Form 8-K, all references to the "Company", "we", "our" or "us" for periods prior to the closing of the Acquisition refer to the Registrant, and for periods subsequent to the closing of the Acquisition refer to the Registrant and its subsidiaries.

THE ACQUISITION

On February 12, 2007, we entered into a share purchase agreement (the "Share Purchase Agreement") with Jewel Star Group Limited, a British Virgin Islands company, ("Jewel Star") and National Base Investment Limited, a British Virgin Islands company, ("National Base") in connection with the purchase by us of the one issued and outstanding share in the capital of National Base from Jewel Star (the "Acquisition"). Jewel Star is a company that is owned by our President, Chief Executive Officer and director Richard (Thai Seng) Tay, a Chinese based businessman. We disclosed the Share Purchase Agreement and proposed transaction in our current report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 16, 2007.

On August 14, 2007, we commenced completion procedures for the Acquisition pursuant to the Share Purchase Agreement in consideration for the payment of US$1,360,000 in cash and the issuance of 30 million shares of our common stock to Jewel Star. The transactions described herein have been dated for reference August 14, 2007 notwithstanding that the completion occurred over the few days subsequent to that date.

In consideration of his services to our Company in connection with the Acquisition (as described below under "The Company - Overview"), at closing we issued 2,000,000 shares of restricted stock to Cheer Beauty Investment Ltd., a company controlled by Taj Mohammed, a Vancouver British Columbia based businessman.

As part of the completion of the Acquisition, we finalized a private placement of 22 million shares of our common stock at a price of $0.25 per share, for gross proceeds of US$5.5 million which was based on subscriptions originally accepted in principle in February 2007, but which were subject to completion of the Acquisition.. In connection with the private placement we paid finder's compensation consisting of 2,200,000 shares of restricted stock Electro Motors
(BVI) Limited, a British Virgin Islands company.

We also issued 431,700 shares of our common stock to certain European and other investors in WEC, pursuant to our settlement arrangements with them arising out of our failed merger transaction with WEC. See "The Company - Overview" below.

We also completed the issuance of 500,000 shares of our common stock to a company controlled by our director and CFO Michael Kinley, in satisfaction of US$179,705 owing to him for consulting fees accrued through September 30, 2006 and which was agreed to be settled for shares in December, 2006.

Upon completion of the Acquisition. the private placement and the additional share issuances described above, we have a total of 57,761,834 shares of our common stock issued and outstanding.

Through our acquisition of National Base we acquired an indirect 51% interest in 50 mineral exploration licenses located in the Bulgan province in northern Mongolia (the "BULGAN LICENSES"). National Base owns 98% of Bulgan Gold Investment Ltd., a Hong Kong corporation which in turn owns 52% of Bulgan Gold
(HK) Limited. The other 48% of Bulgan Gold (HK) Limited shares are owned as to 18% by Mr. Hady Hartanto, a Chinese businessman, and as to 30% by Mr. Radnaabazar Bazar, a Mongolian businessman active in mineral exploration in Mongolia. Bulgan Gold (HK) Limited owns 100% of Bulgan Gold LLC, a newly-formed Mongolian corporation. Bulgan Gold LLC owns 100% of the Bulgan Licenses, which it acquired from BulganAlt, LLC, a Mongolian company controlled by Radnaabazar Bazar, in an arm's length transaction. ( Refer to Exhibit )

The Acquisition represented a change in control of the Company and our primary business is now the exploration and, if warranted, development of the Bulgan Licenses.

Upon the closing of the Acquisition the following persons held positions with our Company:

NAME                             POSITION

Richard Tay                      President, Chief Executive Officer and a
                                 director

Michael W. Kinley                Chief Financial Officer, Secretary and a
                                 director

THE COMPANY

OVERVIEW

Our Company was incorporated on November 8, 1996 under the laws of the State of Nevada under the name Flintrock Financial Services, Inc. On March 14, 2000 we changed our name to Auteo Media, Inc. and on April 1, 2005 we changed our name to WorldStar Energy, Corp.

We initially operated as an automotive communications company offering online and point-of-purchase marketing, commerce and customer relationship systems to auto dealerships. The majority of our revenues came from dealerships paying us for our data collection and customized window label services.

On July 15, 2002, we sold substantially all of the assets of our Company's primary operations to Trader Publishing Company for $1.5 million, less certain hold-backs. Trader Publishing is the largest automotive classifieds company in the United States. Effective July 16, 2002, we stopped or scaled back most operations in order to protect our cash position realized from the sale of our assets to Trader Publishing.

On July 29, 2002, our Company filed a tender offer with the SEC, pursuant to which we purchased 5,595,869 shares of our common stock, for $0.14 net per share in cash, representing approximately 76% of the outstanding shares of our common stock.

On December 2, 2003, we appointed Michael Kinley as a director and our President, and on June 30, 2004 Mr. Kinley became our sole director, President and Chief Executive Officer.

On January 26, 2005, we entered into a share exchange agreement with WorldStar Energy Corp. ("WEC"), a private British Columbia company, whereby it was proposed that we would issue 31,000,000 shares to acquire 100% of WEC's outstanding shares. WEC was in the process of acquiring rights to purchase an 80% interest in a methanol joint venture project in Indonesia, held through PT MubaStar International, an Indonesian company owned as to 80% by WEC and as to 20% by PT Muba Chemicals, an Indonesian state-owned company.

We filed a Definitive 14C Information Statement on March 18, 2005 with the SEC in connection with our proposed acquisition of WEC, which included an increase of our authorized capital to 100,000,000 shares and a name change to WorldStar Energy, Corp.

The transaction with WEC did not complete primarily because we were unable to secure the necessary funding, and on March 27, 2006, we announced that we would not be making further investments in connection with WEC and the proposed Indonesian methanol plantA number of European investors had acquired shares in WEC in anticipation of becoming our shareholders upon closing of the share exchange with WEC, and we subsequently began to make settlement arrangements for the Company to issue shares of our common stock to those European investors on a registration-exempt basis to foreclose the threat of legal proceedings As of the date of this filing, including the 431,700 shares issued concurrent with completion of the Acquisition, we have issued an aggregate of 684,750 shares to WEC shareholders and certain others, arising out of the failed acquisition of WEC.

Following the termination of the WEC acquisition in March 2006, we were engaged in seeking out and evaluating potential business opportunities to acquire an active business through a merger or acquisition. Mr. Taj Mohammed, the president of WEC at the time of our intended acquisition of WEC became involved in assisting us to find an alternative business or asset acquisition to benefit the shareholders in WEC who would become shareholders in our Company as a result of the settlement arrangement described above.

In December 2006 we began negotiating with the vendors of the Bulgan Licenses, principally Richard Tay and Hady Hartanto. Mr. Tay had acquired the Bulgan Licenses from BulganAlt LLC. BulganAlt LLC sold the Bulgan Licenses to a subsidiary of Jewel Star. On February 4, 2007, in anticipation of entering the Share Purchase Agreement, we appointed Richard Tay as a director and President and Chief Executive Officer of our Company. Michael Kinley remains as a director and our Chief Financial Officer and Secretary.

As part of completion of the Acquisition, we issued 22,000,000 shares of our common stock to ten investors at a price of $0.25 per share, for gross proceeds of US$5.5 million, in reliance ion registration exemptions for non-US transactions pursuant to Regulation S. We also issued 2,200,000 shares of our common stock as finder's fees to Electro Motors (BVI) Limited, a British Virgin Islands company, in connection with this private placement of our securities. These funds were used to finance the cash portion of the Acquisition.

DESCRIPTION OF OUR BUSINESS

As a result of the completion of the Acquisition, we are now a mineral exploration company engaged in exploring the Bulgan Licenses through a partially and indirectly owned Mongolian subsidiary.

CORPORATE ORGANIZATION

Following completion of the Acquisition, we have four subsidiaries: we own 100% of National Base, which in turn owns 98% of Bulgan Gold Investment (Hong Kong) Limited, which in turn owns 52% of Bulgan Gold (HK) Limited, which owns 100% of Bulgan Mongolia LLC. Bulgan Mongolia LLC is the holder of the Bulgan Licenses.

PRINCIPAL MINERAL PROPERTY

The Bulgan Licenses which we indirectly control consist of 50 mineral exploration licenses located in 16 provinces throughout Mongolia in different geological settings with potential for a wide variety of mineral targets.

The following is a description of License 11326X (the "Principal License"), which we have identified as our material property on which we will initially focus our exploration efforts.

The discussion below of the Principal License is based upon information provided by BulganAlt, the original vendor of the Principal Property. Because Jewel Star acquired the Principal License in January 2007, the information provided below is the only information that we were able to obtain without unreasonable effort or expense,

The Principal License comprises 29,094 hectares located in the Tsagaanlchairkhan and Khyargas counties of Uvs Province in Western Mongolia. The Principal License is believed to be prospective for copper, gold and iron, with three occurrences of special interest, namely the Borts Uul Copper Section, the Khyargas Gold Section and the Tumurchuluut Iron Section, which are discussed individually below.

The Principal License was first issued April 6, 2004 and is capable of renewal for up to nine years from its issue date.

Uvs province is located in western Mongolia, 1,336 km from the capital city of Ulaanbaatar. Its capital city is Ulaangom. The counties of Tsagaankhairkhan and Khyargas are located in the central-eastern part of Uvs province.

This region has good road access, but poor developed infrastructure. The nearest administration center and town is the center of Tsagaankhairkhan sum. It has a population of 3000 and a diesel station, hospital, secondary school and post office. The main industry is animal husbandry.

The region has a sharply continental climate, with long, cold, dry winters and brief, mild, and relatively wet summers. Average annual temperatures range from lows down to -30(degree)C in winter to highs up to +22(degree)C in summer. Precipitation is relatively low and average rainfall is not more than 100-150 mm a year. The geological exploration season is from April to October.

BORTS UUL COPPER SECTION

The Borts Uul copper section is located in the west part of the Baishint River, in Tsagaankhairkhan county, in Uvs province, 1,350 kilometers to the north-west of Ulaanbaatar.

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Geographically, it is located in the Baishint River basin, to the north-east coast of Hyargas Lake and to the south west of Khankliuhii Mountain in the Khangai Mountain Range.

The field is located in a high, mountainous region with spur ridges and deep truncation. The exploration field soil is semi arid, dominated by sandy soil. The area has a well-developed interstream area and the Baishint River runs right through the exploration field.

The Borts Uul copper section has been explored by Soviet and Mongolian geologists since the 1950s, and through the 1960s, 1970s and 1990s, with work including reconnaissance survey and sampling, geological mapping, general and detailed exploration works, including geochemical sampling and spectra-analysis;

The Borts Uul copper section has not been fully investigated and potential areas of mineralization exist. While moderate amounts of mineral exploration work have been undertaken to date on the Borts Uul copper section, significant further geological work needs to be completed to determine whether economic quantities of mineralization are present.

KHYARGAS GOLD PROSPECTIVE SECTION

The Khyargas gold prospective area is located in the north-west part of Khankhukhii Mountain in hilly terrain. The exploration field soil is semi arid, dominated by sandy soil.

The Khyargas gold prospective area was first discovered in the late 1970s when anomalous levels of gold occurrences were noted, and general exploration works on it were carried out between 1978-1981. Work done included geological mapping, trenching and sampling, spectra analysis, geochemical sampling, geophysical surveying, magnetic surveying and electric surveying.

In an effort to assess the economic potential of the Khyargas gold prospective area significant additional geological work needs to be done.

TUMURCHULUUT IRON SECTION

Written references to the Tumurchuluut Iron Section date back to the late 19th century. A reconnaissance survey was carried out in 1941, and occurrences of copper, sulphur, asbestos, salt and talc and mineralization points were explored.

In 1950, geological mapping geological surveys were carried out and in the early 1960s, further geological exploration was carried out by Soviet and Polish geologists, including trenching and sampling electric prospecting and geophysical works

Between 1974-1975 and between 1978-1981, general geological mapping, surveying and exploration was carried out on the property.

In an effort to assess the economic potential of the Tumurchuluut iron section, significant additional geological work needs to be done.

INTENDED WORK PROGRAM ON THE PRINCIPAL LICENSE

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Based on the current understanding of the various areas of interest on the
Principal License, including the Borts Uul copper section, the Khyargas gold section and the Tumurchuluut iron section, we plan to conduct a property-wide exploration program consisting of geological mapping, sampling, and prospecting, including carrying out air photo and satellite image interpretation and drilling on the property. We currently estimate the total cost of this work to be approximately US$1,945,000. In order to be able to afford to carry out our intended exploration program, we will have to raise additional funds, which we may not be successful in doing.

MONGOLIA

GENERAL INFORMATION

Mongolia is a landlocked country bordered by China to the south and Russia to the north. The country is approximately 1.5 million km2 in size. The capital city is Ulaanbaatar. The climate is similar to that of southern Alberta, Canada.

Mongolia's population of approximately 2.7 million is relatively homogenous in terms of ethnicity, language and religion. The official national language is Mongolian and the primary religion is Buddhism. Approximately one third of the Mongolian population lives in the capital city of Ulaanbaatar with a large portion of the remainder living as nomads throughout the country.

 During the recent past Mongolia was part of the Soviet Union and much of its mineral exploration was conducted under the direction of Soviet trained geologists. Since 1990, the country has been transitioning to democracy and a free market economic system . There are many other active mineral exploration companies currently active in Mongolia.

GOVERNMENT

The country had its first multi-party elections in 1990 and adopted a new constitution in 1992. These changes were followed by periods of political and economic instability, but they also led to privatization of state assets, liberalization of trade and promotion of foreign investment.

The new constitution established a legislature and a directly elected President. The Prime Minister is nominated by and serves on behalf of the majority party in the parliament. The constitution respects the concepts of democracy, freedom of speech, and judicial independence, and like principles.

The first multiparty elections were held in July of 1990, at which time the Mongolian People's Revolutionary Party (the "MPRP") won a strong majority in the legislature. In June 2004 elections were held and as a result a coalition government was formed between the MPRP and the Democrats. In January 2006 the coalition government dissolved and a National Unity Government was formed. The National Unity Government was formed by all parties except the Democrats and the Civil Courage Party.

MINING INDUSTRY

There is a long history of gold mining in Mongolia dating back to the Middle Ages. There has been a significant increase in mineral exploration in Mongolia in the past few years following the discovery of the Oyu Tolgoi coppergold deposit by Ivanhoe and the commencement of gold production at the Boroo mine owned and operated by Centerra Gold Inc.

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Mongolia is a major producer and user of copper and molybdenum, as well as a leading world producer of fluorspar.

A significant proportion of the country's exports come from the Erdenet copper deposit operated by a Mongolian-Russian joint venture. Erdenet is one of the largest copper reserves in the world.

Mongolia is also known to host significant coal deposits. The Tavan Tolgoi coal deposit is widely regarded as the largest undeveloped coking coal deposit in Asia. There are several small coal deposits currently in production in Mongolia with most of the coal being sold into the Chinese market.

MINERALS LAW AND TAXATION

Mongolian minerals legislation is principally governed by the Minerals Law of Mongolia (the "Minerals Law"). The Minerals Law provides that all mineral resources in the country are the property of the state and that the state, through its agency the Mineral Resources and Petroleum Authority of Mongolia ("MRPAM"), has the right to grant exploration and mining (exploitation) licenses. The body responsible for governing rights related to all minerals related licenses is the MRPAM's Office of Geological and Mining Cadastre ("OGMC").

On July 8, 2006, the Mongolian Parliament enacted a new Minerals Law, which became effective as of August 26, 2006. The provisions of the Minerals Law apply to activities and relationships with respect to the exploration for and mining of all types of mineral resources other than water, petroleum and natural gas. The key legislative changes approved by the Mongolian Parliament are summarized below.

The amendments introduced a definition of strategic mineral deposits. Mineral deposits that have a potential impact on national security, economic and social development, or deposits that have a potential of producing above 5% of the country's GDP may be designated as mineral deposits of strategic importance. Parliament may designate a deposit as a strategic deposit on its own initiative or by referral from the Government. The amendments provide that the state may acquire up to a 50% interest in the exploitation of a minerals deposit of strategic importance where state-funded exploration was used to determine proven reserves and up to a 34% interest in a mineral deposit of strategic importance where proven reserves were determined through funding sources other than the state's budget.

The percentage of the state's share will be determined by an agreement made with the license holder on exploitation of the deposit, considering the amount of investment made by the state.

Under the new Minerals Law, a legal person duly formed and operating under the laws of Mongolia, who holds a mining license for a mineral deposit of strategic importance, is required to sell no less than 10% of its shares through the Mongolian Stock Exchange.

The new Minerals Law also contemplates the entering into of investment agreements (formerly referred to as stability agreements) between the Government and investors with respect to mineral properties. Investment agreements provide increased protection to investors making large, long-term commitments. Projects involving an investment of $50 to $100 million will have 10-year terms; $100 to 300 million projects will have 15-year terms; and projects involving more than $300 million will have 30-year terms.

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The new Minerals Law contains a new single-rate royalty for all metals of 5%.
This doubles the 2.5% rate that previously applied to hard-rock minerals. There is also a 5% royalty on exported coal. Several changes were also made to the tax regime, including:

     o the tax rate on corporate income was reduced from 30% to 25% for annual income above three billion tugrugs (approximately US$2.6 million) and to 10% for annual incomes up to three billion tugrugs;

     o    the value-added tax (VAT) was reduced from 15% to 10%;

     o a loss-carry-forward provision, improved depreciation allowances and a re-investment tax credit were included to compensate for the elimination of tax holidays that had been previously available to foreign owned companies.

Under the new Minerals Law, tender is used in virtually all cases of license issuance and re-issuance. Where an area has not been previously licensed and explored, the new Minerals Law allows for the issuance of the exploration license for that area on a first-come, first-served basis. In situations where the exploration license has been revoked or surrendered by the holder, or where state-funded exploration has been conducted, the license will be re-issued by tender. An exploration license holder continues to have the exclusive right to obtain the mining license resulting from its exploration, subject to the approval of the local authorities. Exploration license fees have increased to 10 times what they were under the previous law. Exploration license holders must provide the OGMC with information annually on both their past and proposed exploration activities.

Mineral exploration and mining licenses are granted to legal persons duly formed and operating under the laws of Mongolia who are Mongolian taxpayers. These entities may be foreign-owned. Under the new Minerals Law, the initial term of a mining license is 30 years and may be extended two times for a period of twenty years each.

Existing license holders will be required to convert their licenses within five months to bring them in conformance with the periods specified by the new Minerals Law. The Minerals Law provides that the holder of an exploration license has an absolute right to obtain a mining license covering all or any portion of the exploration license area subject to the approval of the provincial governor. The holder of a mining license must prepare an environmental impact assessment and environmental protection plan either before or as soon as possible after receiving a license and must comply with certain reporting requirements to the OGMC.

WINDFALL PROFITS TAX

On May 14, 2006 the Mongolian Parliament passed a new law that imposes a windfall profits tax on sales of mineral products over a certain price..

ENVIRONMENTAL REGULATIONS

Under the Environmental Protection Law of Mongolia, mining companies are required to: (i) comply with the legislation and the requirements of State inspectors, (ii) keep records on toxic substance disposal and waste discharges as well as the operation of any monitoring equipment, (iii) include provisions for reclamation and restoration in annual budgets, (iv) keep the "ecological passport" of the area, and (v) carry out environmental impact assessments that identify possible adverse effects from production. The law gives details of the type of information that is required for these studies.

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PLAN OF OPERATIONS

Our plan of operations for the next twelve months to carry out exploration on the Principal License, with a view to potentially identifying resources and expanding geological knowledge of the property acquired by earlier exploration. See "Intended Work Program on the Principal License." We intend to maintain the Bulgan Licenses in good standing by carrying out the work required under Mongolian law, which will included license fees of US$790,167 and minimum property expenditures of US$755,230, and to carry out exploration on a lower priority basis, subject to the availability of funds, or to farm-out interests to other parties where considered appropriate. New property acquisitions will also be considered as part of an ongoing program to take advantage of the Company's extensive knowledge, experience and contacts in Mongolia.

Upon completion of the Acquisition, we had cash on hand of US$14,827 at August 14, 2007.

We anticipate that we will require approximately US$3,430,000 to pursue our plan of operations for the next twelve months. Our cash and working capital will not be sufficient to enable us to pursue our plan of operations and pay our expenses for the next 12 months, and we will require additional financing. We are in the process of seeking additional financing, however, there can be no assurance that it will be able to obtain the financing required in the amount required or upon reasonable terms.

During the 12 month period following the date of this report on Form 8 K, we anticipate that we will be required to obtain additional financing in order to continue our plan of operations. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock. If we do not obtain additional financing, we will be forced to abandon our property interests and our plan of operations will fail.

EMPLOYEES

As of the date of this report on Form 8 K, we have no direct full-time employees and our payroll includes our directors and officers described under "Directors and Officers". We will primarily rely uon consultants to carry on many of our activities and, in particular, to carry out work programs on the Bulgan Licenses. We still need to determine the number of employees we require to carry on our exploration operations and, subject to the availability of necessary financing, will seek to employ on a going forward basis that number of employees.

RISK FACTORS

An investment in our common shares should be considered highly speculative due to the Company's present stage of development, the nature of the Company's operations and certain other factors. An investment in our common shares should only be made by persons who can afford the total loss of their investment. INVESTMENTS IN ENTERPRISES SUCH AS THE COMPANY, WHOSE PRIMARY UNDERTAKING IS THE EXPLORATION OF MINERAL PROPERTIES, INVOLVE A HIGH DEGREE OF RISK AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THE COMPANY UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. A prospective investor should consider carefully the following factors:

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ALL OUR PROPERTIES ARE IN THE EXPLORATION STAGE. THERE IS NO ASSURANCE THAT WE
CAN ESTABLISH THE EXISTENCE OF ANY MINERAL RESOURCE ON ANY OF OUR PROPERTIES IN COMMERCIALLY EXPLOITABLE QUANTITIES. UNTIL WE DO SO, WE CANNOT EARN ANY REVENUES FROM OPERATIONS AND IF WE ARE UNSUCCESSFUL WE WILL LOSE ALL OF THE FUNDS THAT WE EXPEND ON EXPLORATION. IF WE DO NOT DISCOVER ANY MINERAL RESOURCE IN A COMMERCIALLY EXPLOITABLE QUANTITY, OUR BUSINESS WILL FAIL.

There are no established mineral reserves on the Bulgan Licenses, nor can there be any assurance that we will be able to establish any through our exploration efforts. If we do not, our business will fail.

A mineral reserve is defined by the SEC in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect being determined to qualify as a "reserve" that meets the requirements of the SEC's Industry Guide 7 is extremely remote; in all probability our mineral resource properties does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

WE ONLY HAVE INDIRECT CONTROL OF THE BULGAN LICENSES AND BECAUSE WE ONLY OWN 51% OF THEM WE MAY NEED TO NEGOTIATE ARRANGEMENTS WHEREBY THE OTHER PARTIES WITH INTERESTS IN THE BULGAN LICENSES CONTRIBUTE TO FUNDING REQUIREMENTS.

We only own a beneficial interest in 51% of the Mongolian Property and we have lent monies to an affiliate which may not be recoverable. We will need to be able to enforce control through our subsidiaries and if this proves to be required it may prove challenging. To date we do not have any agreement whereby the holders of the 49% of the property are obligated to contribute to its exploration or development. It may not prove possible to raise further funds until the current arrangement is revised as they may not be seen as equitable or sufficiently certain. We are relying on maintaining good relations with the minority interest holders in our chain of corporate title through which we hold our interests in the Mongolian Licenses (see Exhibit 2.1 to this current report on Form 8-K for a schematic representation of our corporate structure). We will be reliant on our Mongolian-based minority interest holder to carry out exploration in an efficient, fair and workmanlike manner. We would be adversely affected by any dispute with such Mongolian minority interest holders.

WE HAVE A LIMITED OPERATING HISTORY, AND THERE IS NO ASSURANCE THAT WE WILL EVER BE CAPABLE OF CONSISTENTLY PRODUCING POSITIVE CASH FLOWS.

We have paid no dividends on our common shares since incorporation and we do not anticipate doing so in the foreseeable future. We have no operating history as a mineral exploration company and there can be no assurance of our ability to operate our projects profitably. While we may in the future generate additional working capital through the operation, development, sale or possible syndication of our properties, there is no assurance that we will be capable of producing positive cash flow on a consistent basis or at all, or that any such funds will be available for exploration and development programs.

THERE CAN BE NO ASSURANCE THAT WE WILL BE CAPABLE OF RAISING THE ADDITIONAL FUNDING THAT WE NEED TO CARRY OUT OUR DEVELOPMENT AND EXPLORATION OBJECTIVES.

The exploration and development, if warranted, of the Bulgan Licenses or any of them will depend upon our ability to obtain financing through capital markets and possibility sharing exploration risks and benefits on our properties with other exploration companies. There is no assurance that we will be successful in obtaining financing as and when needed. Depressed markets for precious and base metals may make it difficult or impossible for us to obtain debt financing or equity financing on favourable terms or at all. We operate in a region of the world that is prone to economic and political upheaval, which may make it more difficult for us to obtain debt financing from project lenders if we discover an economic deposit that we decide to develop. The exploration of the Bulgan Licenses will require significant additional financing. Failure to obtain additional financing on a timely basis may cause us to postpone our exploration plans, forfeit rights in some or all of our properties or reduce or terminate some or all of our operations.

OUR INITIAL OPERATIONS WILL CONSIST OF EXPLORATION AND DEVELOPMENT OF OUR MINERAL PROPERTIES AND THERE IS NO GUARANTEE THAT ANY SUCH ACTIVITY WILL RESULT IN COMMERCIAL PRODUCTION OF MINERAL DEPOSITS.

Development of our mineral properties is contingent upon obtaining satisfactory exploration results. Mineral exploration and development involves substantial expenses and a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to adequately mitigate. There is no assurance that additional commercial quantities of ore will be discovered on any of our exploration properties. There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production. The commercial viability of a mineral deposit is also dependent upon a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. In addition, assuming discovery of a commercial ore body, depending on the type of mining operation involved, several years can elapse from the initial phase of drilling until commercial operations are commenced. Most of the above factors are beyond our control.

COMPETITION FOR NEW MINING PROPERTIES BY LARGER, MORE ESTABLISHED COMPANIES MAY PREVENT US FROM ACQUIRING INTERESTS IN ADDITIONAL PROPERTIES OR MINING OPERATIONS.

Significant and increasing competition exists for mineral acquisition opportunities throughout the world. As a result of this competition, much of which is with large, better established mining companies with substantial capabilities and greater financial and technical resources than ours, we may be unable to acquire rights to exploit additional attractive mining properties on terms it considers acceptable. Accordingly, there can be no assurance that we will acquire any interest in additional operations that would yield reserves or result in commercial mining operations.

CHANGES IN, OR MORE AGGRESSIVE ENFORCEMENT OF, LAWS AND REGULATIONS COULD ADVERSELY IMPACT OUR BUSINESS.

Mining operations and exploration activities are subject to extensive laws and regulations. These relate to production, development, exploration, exports, imports, taxes and royalties, labour standards, occupational health, waste disposal, protection and remediation of the environment, mine decommissioning and reclamation, mine safety, toxic substances, transportation safety and emergency response and other matters.

Compliance with these laws and regulations increases the costs of exploring, drilling, developing, constructing, operating and closing mines and other facilities. It is possible that the costs, delays and other effects associated with these laws and regulations may impact our decision as to whether to proceed with exploration or development of properties. Since legal requirements change frequently, especially in a developing economy and legal system, are subject to interpretation and may be enforced to varying degrees in practice, we are unable to predict the ultimate cost of compliance with these requirements or their effect on operations. Furthermore, changes in governments, regulations and policies and practices could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

MINING PROJECTS ARE SENSITIVE TO THE VOLATILITY OF METAL PRICES.

The value of, and our ability to finance, exploration on, and if warranted, development of, the Bulgan Licenses will be largely dependent on the world market prices of copper and gold and other metals, which are subject to volatile movements over time and are affected by numerous factors beyond our control. These factors include international economic and political trends, expectations of inflation, global and regional demand, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities, increased production due to improved mining and production methods and economic events, including the performance of Asia's economies.

WE ARE EXPOSED TO RISKS OF CHANGING POLITICAL STABILITY AND GOVERNMENT REGULATION IN MONGOLIA.

Our mineral interests are in Mongolia, which may be affected in varying degrees by political stability, government regulations relating to the mining industry and foreign investment therein, and the policies of other nations in respect of Mongolia. Any changes in regulations or shifts in political conditions are beyond our control and may adversely affect its business. Our operations may be affected in varying degrees by government regulations, including those with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, employment, land use, water use, environmental legislation and mine safety. Our operations may also be affected in varying degrees by political and economic instability, economic or other sanctions imposed by other nations, terrorism, military repression, crime, extreme fluctuations in currency exchange rates and high inflation.

The regulatory environment in Mongolia is in a state of continuing change, and new laws, regulations and requirements may be retroactive in their effect and implementation. Government bureaucrats in Mongolia have substantial administrative discretion in their application and enforcement of mining legislation with the result that the laws are subject to changing and different interpretations. As such, even the Company's best efforts to comply with the laws may not result in effective compliance in the determination of government bureaucrats.

OUR ABILITY TO CARRY ON BUSINESS IN MONGOLIA IS SUBJECT TO POLITICAL RISK.

We hold our mineral interests in Mongolia through exploration licenses that enable us to conduct exploration activities. Notwithstanding these arrangements, our ability to conduct operations or exploration and development activities is subject to changes in legislation or government regulations or shifts in political attitudes beyond our control.

Government policy may change to discourage foreign investment, re-nationalization of mining industries may occur or other government limitations, restrictions or requirements not currently foreseen may be implemented.

There can be no assurance that the Bulgan Licenses will not be subject to nationalization, requisition or confiscation, whether legitimate or not, by any authority or body.

There is no assurance that provisions under Mongolian law for compensation and reimbursement of losses to investors under such circumstances would be effective to restore the value of our original investment. Similarly, our exploration activities and our operations may be affected in varying degrees by government regulations with respect to environmental legislation and annual fees to maintain mineral licenses in good standing. There can be no assurance that Mongolian laws protecting foreign investments will not be amended or abolished or that existing laws will be enforced or interpreted to provide adequate protection against any or all of the risks described above.

OUR BUSINESS IN MONGOLIA MAY BE HARMED IF THE COUNTRY FAILS TO COMPLETE ITS TRANSITION FROM STATE SOCIALISM AND A PLANNED ECONOMY TO POLITICAL DEMOCRACY AND A FREE MARKET ECONOMY.

Since 1990, Mongolia has been in transition from state socialism and a planned economy to a political democracy and a free market economy. Much progress has been made in this transition but much remains to be done, particularly with respect to the rule of law. Many laws have been enacted, but in many instances they are neither understood nor enforced. For decades Mongolians have looked to politicians and bureaucrats as the sources of the "law". This has changed in theory, but often not in practice. With respect to most day-to-day activities in Mongolia government civil servants interpret, and often effectively make, the law. This situation is gradually changing but at a relatively slow pace. Laws in developing economies and legal systems are more likely to be applied in an inconsistent, arbitrary and unfair manner and legal remedies may be uncertain, delayed or unavailable.

WE MAY BE UNABLE TO ENFORCE OUR LEGAL RIGHTS IN CERTAIN CIRCUMSTANCES.

In the event of a dispute arising at or in respect of, our Mongolian operations, including the Bulgan Licenses, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States or other jurisdictions. We may also be hindered or prevented from enforcing our rights with respect to a governmental entity or instrumentality because of the doctrine of sovereign immunity.

WE ARE SUBJECT TO SUBSTANTIAL ENVIRONMENTAL AND OTHER REGULATORY REQUIREMENTS AND SUCH REGULATIONS ARE BECOMING MORE STRINGENT. NON-COMPLIANCE WITH SUCH REGULATIONS, EITHER THROUGH CURRENT OR FUTURE OPERATIONS OR A PRE-EXISTING CONDITION COULD MATERIALLY ADVERSELY AFFECT US.

All phases of mining operations in Mongolia are subject to environmental regulations. Environmental legislation is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations. Environmental hazards may exist on the Bulgan Licenses which are presently unknown to us and which have been caused by prior third party owners or operators of the properties.

GOVERNMENT APPROVALS AND PERMITS ARE SOMETIMES REQUIRED IN CONNECTION WITH OUR OPERATIONS. TO THE EXTENT SUCH APPROVALS ARE REQUIRED AND NOT OBTAINED, WE MAY BE DELAYED OR PROHIBITED FROM PROCEEDING WITH PLANNED EXPLORATION OR DEVELOPMENT OF OUR MINERAL PROPERTIES.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

OUR TITLE TO OUR RESOURCE PROPERTIES MAY BE CHALLENGED BY THIRD PARTIES OR THE LICENSES THAT PERMIT US TO EXPLORE OUR PROPERTIES MAY EXPIRE IF WE FAIL TO TIMELY RENEW THEM AND PAY THE REQUIRED FEES.

We have investigated our rights to explore and exploit the Bulgan Licenses and we are satisfied that, to the best of our knowledge, those rights are properly registered in the name of our Mongolian subsidiary, Bulgan Gold LLC, and are currently in good standing.

We cannot guarantee that the rights to explore the Bulgan Licenses will not be revoked or altered to our detriment. The ownership and validity of mining claims and concessions are often uncertain and may be contested. Should such a challenge to the boundaries or registration of ownership arise, the Government of Mongolia may declare the property in question a special reserve for up to three years to allow resolution of disputes or to clarify the accuracy of our mining license register. We are not aware of challenges to the location or area of any of the mining concessions and mining claims. There is, however, no guarantee that title to the claims and concessions will not be challenged or impugned in the future. Further, all of our licenses are exploration licenses, which are issued initially for a three-year term with a right of renewal for three additional terms of two years, making a total of nine years, upon which they will expire unless previously converted to mining licenses. The total estimated cost in 2008 in order to maintain the Bulgan Licenses in good standing is approximately US$1,485,397, comprised of US$730,000 for license fees and US$755,230 for minimum property expenditures. If we fail to pay the appropriate annual fees and make the minimum property expenditures or if we fail to timely apply for renewal, then these licenses may expire or be forfeit.

ILLEGAL MINING IS PREVALENT IN MONGOLIA.

Illegal mining is widespread in Mongolia and other developing countries. Illegal miners may trespass on our properties and engage in very dangerous practices, including entering old exploration shafts and adits without sufficient safety equipment and precautions. We intend to take all reasonable security measures to protect our exploration project sites, we cannot continuously monitor the full extent of the Bulgan Licenses. The presence of illegal miners could also lead to project delays and disputes regarding the development or operation of commercial deposits. The illegal activities of these miners could cause environmental damage or other damage to our properties or personal injury or death, for which we could potentially be held responsible, all of which could have an adverse impact on our results of operations and financial condition.

CLIMATIC CONDITIONS MAY CAUSE DELAY, INCREASE OUR COSTS AND HAVE A NEGATIVE EFFECT ON OUR EXPLORATION ACTIVITIES.

Mongolia's weather normally varies to the extremes, from temperature highs in the summer of 40(degree) Celsius to lows of minus 40(degRee) Celsius in the winter. Such adverse conditions often preclude normal work patterns and can severely limit exploration and mining operations, usually making work impossible from November through to March. Although good project planning can ameliorate these factors, unseasonable weather can upset programs with resultant additional costs and delays.

WE MAY BE AT RISK OF LITIGATION IN RESPECT OF OUR FAILED MERGER TRANSACTION WITH WEC.

Following our failed merger transaction with WEC (see "The Company") we made offers of settlement to certain investors who had acquired shares in WEC in anticipation of becoming shareholders in our Company upon completion of the WEC transaction, which did not occur. As a result, we have issued as of the date of this current report an aggregate of 684,750 shares in our capital stock pursuant to settlement arrangements in full and final satisfaction of any rights such shareholders might have had against us. However, not all WEC investors to whom we made settlement offers accepted our offers and it is possible that such WEC shareholders may decide to bring legal action against us. While we believe that we have mitigated any potential liability arising out of the WEC transaction, we cannot guarantee that we will not face litigation, which may have an adverse effect on our Company and our business, including our ability to raise additional financing.

INVESTORS' INTERESTS IN OUR COMPANY WILL BE DILUTED AND INVESTORS MAY SUFFER DILUTION IN THEIR NET BOOK VALUE PER SHARE IF WE ISSUE
EMPLOYEE/DIRECTOR/CONSULTANT OPTIONS OR IF WE ISSUE ADDITIONAL SHARES TO FINANCE OUR OPERATIONS.

We have not generated revenue from operations since 2002. We are currently without a source of revenue and expect to have to issue additional shares to finance our operations and, depending on the outcome of our exploration programs, may issue additional shares to finance additional exploration programs of any or all of our projects or to acquire additional properties. We may also in the future grant to some or all of our directors, officers, insiders, and key employees options to purchase our common shares as non-cash incentives to those persons. The issuance of any equity securities could, and the issuance of any additional shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors' interests in our Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold.

THE COMPANY DOES NOT MAINTAIN INSURANCE OVER CERTAIN OF ITS BUSINESS OPERATIONS, WHICH ARE SUBJECT TO NUMEROUS HAZARDS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL POSITION.

Exploration, development and production operations on mineral properties involve numerous risks, including unexpected or unusual geological operating conditions, rock bursts or slides, fires, floods, earthquakes or other environmental occurrences, and political and social instability. It is not always possible to obtain insurance against all such risks and we may decide not to insure against certain risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any further profitability and result in increasing costs and a decline in the value of the securities of the Company. We do not maintain insurance against political or environmental risks.

OUR PROSPECTS DEPEND ON ITS ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

Recruiting and retaining qualified personnel is critical to our success. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for such persons is intense. As our business activity grows, we will require additional key financial, administrative, marketing and public relations personnel as well as additional staff on the operations side. Although we believe that we will be successful in attracting and retaining qualified personnel, there can be no assurance of such success.

CERTAIN OF OUR DIRECTORS ARE DIRECTORS OR OFFICERS OF, OR HAVE SIGNIFICANT SHAREHOLDINGS, IN OTHER MINERAL RESOURCE COMPANIES AND THERE IS THE POTENTIAL THAT SUCH DIRECTORS WILL ENCOUNTER CONFLICTS OF INTEREST WITH OUR COMPANY.

Certain of our directors are directors or officers of, or have significant shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. Such other companies may also compete with us for the acquisition of mineral property rights. In the event that any such conflict of interest arises, a director who has such a conflict will disclose the conflict to a meeting of the directors of our Company and will abstain from voting for or against the approval of such a participation or such terms. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment. In accordance with the laws of Nevada, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company. In determining whether or not we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to our Company, the degree of risk to which our Company may be exposed and its financial position at that time.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, INVESTORS SEEKING DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE OUR SHARES.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital.

Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

WE BELIEVE WE WERE A PASSIVE FOREIGN INVESTMENT COMPANY DURING 2006, WHICH MAY HAVE A MATERIAL EFFECT ON U.S. HOLDERS.

We believe we were a "passive foreign investment company" ("PFIC") during the year ended December 31, 2006, which may have material adverse tax consequences for U.S. Holders. Until our passive income declines to a sufficiently low level compared to operating profits, we are at risk of being a PFIC in additional years. Although we will endeavour to avoid such characterization in the future, we may not be able to do so. United States income tax legislation contains rules governing PFICs, which can have significant tax effects on U.S. Holders of foreign corporations. A US Holder who holds stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to United States federal income taxation under one of two alternative tax regimes at the election of each such US Holder. The U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether such U.S. Holder makes an election to treat the Company as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election").

THERE IS A LIMITED TRADING MARKET FOR OUR COMMON STOCK, AND OUR INVESTORS MAY BE UNABLE TO SELL THEIR SHARES.

We have a limited trading market for our common stock on the OTC Bulletin Board. As a result, investors may not be able to sell the shares of our common stock that they have purchased and may lose all of their investment.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC, WHICH WILL MAKE TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.

Our common stock is currently quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than US $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the

"penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations,
(ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

Our company's financial statements include a statement that our financial statements are prepared on a going concern basis, and therefore that certain reported carrying values are subject to our company receiving the future continued support of our stockholders, obtaining additional financing and generating revenues to cover our operating costs. The going concern assumption is only appropriate provided that additional financing continues to become available.

A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR OPERATIONS.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

OFF-BALANCE SHEET ARRANGEMENTS

As of the date of this current report, we do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

DESCRIPTION OF OFFICES

While we were a shell company, one of our directors, Michael Kinley, provided office space at 1901 - 1177 W. Hastings Street, British Columbia V6E 2K3 to us free of charge. With the closing of the Acquisition and subject to financing, in the near term we intend to acquire administrative office space in Vancouver and an operations headquarters in Mongolia for Bulgan Mongolia, on a shared basis at market rates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 14, 2007 by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.



                                                 AMOUNT AND NATURE OF      PERCENTAGE OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)        BENEFICIAL OWNERSHIP (1)         OWNERSHIP (2)
__________________________________________     ________________________    ________________________
DIRECTORS AND OFFICERS:

Michael Kinley                                         500,000                     0.0086%

Richard Tay                                         30,000,000(3)                   51.93%

All executive officers and directors as a           30,500,000                      52.8%
group (2 persons)

MAJOR SHAREHOLDERS (GREATER THAN 5%):

Jewel Star                                          30,000,000(3)                   51.93%


(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2) Based on 57,761,834 shares of our common stock outstanding as of August 14, 2007.
(3) These shares are held by Jewel Star of which Mr. Tay is the sole director and shareholder. Accordingly, Mr. Tay may be deemed to be the beneficial owner of these shares.


         DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of August 14, 2007 are as follows:

DIRECTORS:

NAME OF DIRECTOR                   AGE

Michael Kinley                      56

Richard Tay                         52


EXECUTIVE OFFICERS:

NAME OF EXECUTIVE OFFICER          AGE           OFFICE

Michael Kinley                      56           Chief Financial Officer

Richard Tay                         52           President and Chief Executive
                                                 Officer

The following paragraphs describe the business experience of our directors and executive officers.

MR. RICHARD TAY was appointed as our president, CEO and a director effective February 4, 2007, replacing Michael Kinley as president and CEO.

Mr. Tay has engineering and transportation diplomas from institutions in Malaysia, Singapore and the United Kingdom, as well as a Bachelor of Business (Finance) from RMIT University in Australia and a MBA from the University of Dubuque, Iowa, USA. Mr. Tay has taken post-graduate courses in business strategy at INSEAD and is multi-lingual.

After an almost thirty-year career throughout Asia in various capacities with DaimlerChrysler and its predecessor Daimler-Benz AG, culminating in his role as Vice President, Project Leader for Chrysler Passenger Car Sales and Distribution Network for the People's Republic of China, Mr. Tay is now an independent businessman and entrepreneur based in Beijing.

Mr. Tay has not previously served as a director of a reporting company.

MR. MICHAEL KINLEY is our CFO and a director. He was first appointed as our president and a director on December 2, 2003, and from June 30, 2004 until February 4, 2007 served as our sole director and officer.

Mr. Kinley received his Chartered Accountant designation in 1973, was admitted to the Chartered Accountants of Nova Scotia in 1980 and the Chartered Accountants of British Columbia in 2003 and was previously a partner with a national accounting firm.

Mr. Kinley is currently the President of Winslow Associates Management & Communications Inc., a private business and financial management consulting firm, a position he has held since March 1993. Mr. Kinley has extensive public company experience, including his roles with the following reporting companies: director and CFO of StonePoint Global Brands Inc. since June 2004; CFO of Cardero Resources Corp. since August 2005, CFO of Wealth Minerals Limited since July 2005; director and CFO of Indico Resources Ltd. since January, 2005; CFO of International Tower Hill Mines Ltd. since September 22, 2006; President, CEO, CFO and director of Noise Media Inc.. from February 1997 to present; President and director of Can-Asia Minerals Inc. (formerly Jon Daring Group Inc.) since February, 2005.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We currently have no significant employees other than the officers and directors described above. Our Mongolian affiliate operates primarily through the use of consultants.

AUDIT COMMITTEE

Our company currently does not have an audit committee of the board. Our board of directors is currently comprised of only two members and believes that the functions of the audit committee can be adequately performed by the board of directors. None of our directors is "independent" as that term is generally understood. We hope to recruit a sufficient number of independent directors on our board and establishing various board committees during the current fiscal year. There can be no certainty we will be successful in recruiting additional directors so that conventional corporate governance standards can be met.

FAMILY RELATIONSHIPS

None of the directors or officers of our company are related to each other.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

We had no executive officer who earned in excess of US$100,000 in 2006. The following table sets forth information regarding the compensation paid to our Chief Executive Officer in 2006.


SUMMARY COMPENSATION TABLE
___________________________________________________________________________________________________________
                                                             NON-EQUITY   NON-QUALIFIED     ALL
                                                             INCENTIVE      DEFERRED       OTHER
NAME AND                                  STOCK    OPTION       PLAN      COMPENSATION  COMPENSATION
PRINCIPAL              SALARY    BONUS    AWARDS   AWARDS   COMPENSATION    EARNINGS    COMPENSATION  TOTAL
POSITION      YEAR      ($)       ($)      ($)       ($)        ($)            ($)          ($)        ($)
___________________________________________________________________________________________________________
Michael       2006    30,000(1)   Nil                 -          -              -            -          -
Kinley,
CEO(1)
___________________________________________________________________________________________________________

(1) $7,500 of these fees were accrued and not paid. On December 21, 2006, the Company agreed to settle US$179,705 owing to Winslow Associates Management & Holdings Inc., a company owned by Michael Kinley, for professional services accrued and unpaid as of September 30, 2006, in consideration of the issuance of 500,000 shares of our common stock.

We have not granted options to acquire shares of our common stock or made any stock awards to any of our directors or officers.

Our sole director received no compensation for his services as a director in 2006.


EMPLOYMENT AND CONSULTING AGREEMENTS

We currently have no employment or consulting agreements with our directors and officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

o    Any of our directors or officers;

o    Any person proposed as a nominee for election as a director;

o Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

o Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

MICHAEL KINLEY

On December 21, 2006, we arranged to settle $179,705 of indebtedness to a company controlled by Michael Kinley, at that time our sole director and officer and our current Chief Financial Officer and a director, for the issuance of 500,000 shares in our capital stock.
 These shares, which are restricted stock, were issued to Mr. Kinley in connection with the closing of the Acquisition.

JEWEL STAR

Upon closing of the Acquisition, we issued to Jewel Star 30 million shares of our common stock pursuant to the Share Purchase Agreement. These shares were issued by us in consideration for the transfer to us of all the issued and outstanding shares of National Base, through which we acquired the Bulgan Licenses. Jewel Star is a company controlled by Richard Tay, our President, CEO and director. Richard Tay was appointed as our President, CEO and director in anticipation of signing of the Share Purchase Agreement and completion of the Acquisition. Richard Tay and Jewel Star were at arms' length to us when the terms of the Acquisition were negotiated.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of August 14, 2007, and including the share issuances that were undertaken in connection with the Acquisition that completed that day, as described under "Item 2.01 Completion of Acquisition or Disposition of Assets" there were 57,761,834 shares of our common stock issued and outstanding.

COMMON STOCK

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. Our articles of incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Shares of our common stock are quoted on the OTC Bulletin Board under the symbol WSTR (formerly AUOM, and AUTM). Our common stock began quotation on the OTC Bulletin Board on March 1, 2000.

The following table indicates the high and low prices of our common stock during the periods indicated:

  PERIOD ENDED                   HIGH              LOW

June 30, 2007                   $3.30            $2.20

March 31, 2007                  $4.00            $0.75

December 31, 2006               $1.55            $0.30

September 30, 2006              $0.70            $0.30

June 30, 2006                   $1.50            $0.25

March 31, 2006                  $6.25            $1.10

December 31, 2005               $8.00            $2.25

September 30, 2005              $9.85            $1.75

June 30, 2005                  $14.75            $4.05

March 31, 2005                 $20.00            $6.00

The source of the high and low price information is the Yahoo! Finance website.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than US $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity and price of our common stock. Therefore, stockholders may have difficulty selling those securities.

OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

As of the date of this current report, we have no outstanding options, warrants or other securities convertible into our common stock.

RECENT SALES OF UNREGISTERED SECURITIES

We finalized a private placement of 22,000,000 shares of our common stock at a price of US$0.25 per share to a total of ten purchasers on August 14, 2007. The total proceeds from this offering were US$5,500,000, which funds were received by us from subscribers in February 2007. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the United States SECURITIES ACT OF 1933 (the "Securities Act"), as amended . Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. We did issue 2,200,000 shares of our common stock to Electro Motors (BVI) Limited as finder's fees in respect of the private placement. No registration rights were granted to any of the purchasers or the finder.

On December 21, 2006 we agreed to issue 500,000 shares of our common stock at an agreed price of $0.3594 per share in full settlement of an outstanding debt of $179,709 to Michael Kinley, at that time our sole director and officer. The share issuance was completed concurrently with the Acquisition. We completed this offering pursuant to Section 4(2) of the Securities Act. Michael Kinley, as our sole officer and director, was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Michael Kinley.

In connection with the Acquisition, on August 14, 2007, we issued 30 million shares of our common stock to Jewel Star pursuant to Rule 903 of Regulation S under the Securities Act, as amended, in an "offshore transaction" within the meaning of Regulation S based upon representations and warranties of Jewel Star. Jewel Star represented to us that it is not a "U.S. Person", as that term is defined in Regulation S of the Securities Act, and that the Share Purchase Agreement was negotiated and executed outside the United States. No registration rights were granted to Jewel Star.

In connection with the Acquisition, on August 14, 2007, we issued 2 million shares of our common stock at a deemed price of $0.25 to a company controlled by Taj Mohamed as facilitation fees for his services to our Company in connection with the identification and negotiation of the Acquisition, pursuant to Rule 903 of Regulation S under the Securities Act. These shares were issued pursuant to Rule 903 of Regulation S under the Securities Act in an "offshore transaction" within the meaning of Regulation S, and no registration rights were granted to the shareholder.

Upon closing of the Acquisition, we issued to 28 investors an aggregate of 431,700 shares of our common stock in settlement of investments that had been made in WEC in anticipation of becoming WorldStar shareholders upon completion of the WEC share exchange transaction, which did not ultimately complete. These shares were issued pursuant to Rule 903 of Regulation S under the Securities Act in an "offshore transaction" within the meaning of Regulation S. We did not receive any funds from these share issuances and no registration rights were granted to these investors.

All of the stock issuances described above under this heading constitute restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit;
and

4. willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. such indemnification is expressly required to be made by law;

2. the proceeding was authorized by our Board of Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4. such indemnification is required to be made pursuant to the bylaws.

Both the NRS and our Bylaws provide that no indemnification shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our Bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise..

OPINION OF THE SECURITIES AND EXCHANGE COMMISSION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Acquisition, on August 14, 2007, we issued an aggregate of 57,131,700 shares of our common stock in connection with the Acquisition and the other related share issuances, pursuant to Rule 903 of Regulation S under the Securities Act, in "offshore transactions" within the meaning of Regulation S , based upon representations and warranties of the parties to whom the shares were issued. These parties represented to us that they were not "U.S. Persons", as that term is defined in Regulation S of the Securities Act, and that the agreements pursuant to which the shares were issued were negotiated and executed outside of the United States.

For more information, see heading "Recent Sales of Unregistered Securities" above, which is incorporated by reference in this Item 3.02.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

We engaged Pannell Kerr Forster as our principal independent accountant effective February 23, 2007. In connection with this appointment, Telford Sadovnick PLLC ("TS") resigned as our principal independent registered public accounting firm, effective February 21, 2007. We made this change because TS's Chinese affiliate firm was not registered with the Public Company Accounting Oversight Board, and accordingly TS was not able to provide the audit services for National Base and its subsidiary companies required by the SEC to be included in this Current Report and future filings.

TS were appointed as our principal independent accountant on May 9, 2006. The report of TS dated May 16, 2006 on the consolidated balance sheets of the Company as of December 31, 2005, and the related statements of operations, stockholders' deficiency and cash flows for the year then ended and for the period from inception of the development stage on January 1, 2004 to December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to our ability to continue as a going concern.

In connection with the audit of the period from inception of the development stage on January 1, 2004 to December 31, 2005 through to the date of their resignation, there were no disagreements between us and TS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of TS would have caused them to make reference thereto in their report on our audited consolidated financial statements.

We provided TS with a copy of the foregoing disclosures and requested in writing that TS furnish us with a letter addressed to the SEC stating whether or not they agree with such disclosures. We received the requested letter from TS wherein they have confirmed their agreement to our disclosures, and a copy of TS's letter has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 26, 2007, and is incorporated by reference herein.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

On August 14, 2007, we completed the Acquisition, and issued at that time 30,000,000 shares of our common stock to Jewel Star, along with 22,000,000 shares to the investors in the private placement, 2,200,000 shares as finder's fees in connection with the private placement, 2,000,000 shares as facilitation fees in connection with the Acquisition and 500,000 shares to our director and Chief Financial Officer, Michael Kinley in settlement of debt owed to him. As a result, there has been a change in control of the Company effective August 14, 2007. Jewel Star is now our majority shareholder, holding 30,000,000 shares representing approximately 51.93% of our outstanding share capital.

The information set forth under Item 2.01 of this current report is incorporated by reference in this Item 5.01.


ITEM 5.02   ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

On February 4, 2007, in anticipation of entering the Share Purchase Agreement, we appointed Mr. Richard Tay as a director and President and Chief Executive Officer of our Company, in place of Michael Kinley who remained as a director and our Chief Financial Officer. As a result, the current directors and officers of the Company are as follows:

NAME OF DIRECTOR             OFFICE
____________________         ___________________________________________________
Richard Tay                  President, Chief Executive Officer and Director

Michael Kinley               Chief Financial Officer and Director

Information relating to our directors and officers is set forth under Item 2.01 of this current report and is incorporated by reference in this Item 5.02.


ITEM 5.06   CHANGE IN SHELL COMPANY STATUS

The Company was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Acquisition. As a result of the Acquisition, we have acquired indirectly an operating entity as our subsidiary. Consequently, we believe that the Acquisition has caused us to cease to be a shell company. For information about the Acquisition, please see the information set forth above under Item 2.01 of this Current Report, and in our Current Report on Form 8-K filed with the SEC on February 12, 2007, which are incorporated by reference in this Item 5.06.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The following financial statements of National Base and its subsidiaries are included herewith:

o Audited consolidated financial statements for the period from November 28, 2006 (Date of Incorporation) to March 31, 2007, together the notes thereto.

                                                                             PKF
                                                                   Accountants &
                                                               business advisers




                                                NATIONAL BASE INVESTMENT LIMITED

                                                   (A DEVELOPMENT STAGE COMPANY)
                                               CONSOLIDATED FINANCIAL STATEMENTS
                                           FOR THE PERIOD FROM NOVEMBER 28, 2006
                                       (DATE OF INCORPORATION) TO MARCH 31, 2007
                                                          (STATED IN US DOLLARS)

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                PAGES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM         F-1

CONSOLIDATED STATEMENT OF OPERATIONS                            F-2

CONSOLIDATED BALANCE SHEET                                      F-3

CONSOLIDATED STATEMENT OF CASH FLOWS                            F-4

CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)               F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                      F-6

                                                                             PKF
                                                                   Accountants &
                                                               business advisers

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sole Director and stockholder of
National Base investment Limited
(A development stage company)

We have audited the accompanying consolidated balance sheet of National Base Investment Limited (the "Company") and its subsidiaries as of March 31, 2007, and the related consolidated statements of operations, stockholders' (deficit) and cash flows for the period from November 28, 2006 (date of incorporation) to March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by' management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as as of March 31, 2007, and the consolidated results of their operations and their cash flows for the period from November 28, 2006 (date of incorporation) to March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF

PKF
Certified Public Accountants
Hong Kong, China
August 3, 2007


Tel(852) 2806 3822  Fax(852) 2806 3712
E-mail  info@pkf-hk.com  Website  www.pkf-hk.com
PKF  26/F, Citicorp Centre  18 Whitefiled Road  Causeway Bay  Hong Kong

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STATE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)



Net sales                                                             $      -
Cost of sales                                                                -
                                                                      ________
Gross Profit                                                                 -
                                                                      ________

Operating expenses
  Administrative expenses                                               20,283
                                                                      ________

Loss from operations                                                   (20,283)
  Finance costs                                                           (812)
                                                                      ________


Loss before income taxes and minority interests                        (21,095)
Income taxes - Note 5                                                        -
Minority interest in net loss of subsidiaries - Note 13                      5
                                                                      ________

Net Loss                                                              $(21,090)
                                                                      ========

Loss per share: basic and diluted - Note 4                            $(21,090)
                                                                      ========

Weighted average number of shares outstanding:
  basic and diluted - Note 4                                                 1
                                                                      ========



See accompanying Notes to Consolidated Financial Statements

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STATE COMPANY)
CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(STATED IN US DOLLARS)




ASSETS
  Current assets
    Cash and cash equivalents                                      $   24,146
    Amount due from a minority stockholder - Note 6                   266,035
    Prepayment                                                          3,500
                                                                   __________

  Total current assets                                                293,681
  Property, plant and equipment, net - Note 7                          27,286
  Mineral exploration rights - Note 8                               7,210,815
                                                                   __________

TOTAL ASSETS                                                       $7,531,782
                                                                   ==========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
  Current liabilities
    Other payables and accrued expenses                            $   45,124
    Loans from minority stockholders - Note 9                       3,428,571
    Amount due to ultimate holding company - Note 10                3,940,000
    Amount due to a former stockholder - Note 6                        74,286
    Short-term loans - Note 11                                        130,289
                                                                   __________

TOTAL LIABILITIES                                                   7,618,270
                                                                   __________

COMMITMENT AND CONTINGENCIES - Note 12

MINORITY INTERESTS - Note 13                                                -

STOCKHOLDERS' (DEFICIT)
  Common stock: par value $1 per share - Note 14
    Authorized 50,000 shares issued and outstanding 1 share                 1
  Accumulated losses                                                  (86,489)
                                                                   __________

TOTAL STOCKHOLDERS' (DEFICIT)                                         (86,488)
                                                                   __________


TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                      $7,531,782
                                                                   ==========



See accompanying Notes to Consolidated Financial Statements

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STATE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                         $   (21,090)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation                                                         263
      Interest expenses                                                    812
      Minority interest in net loss of subsidiaries                         (5)
  Changes in operating assets and liabilities:
    Amount due from a minority stockholder                            (299,960)
    Other payables and accrued expenses                                (73,100)
                                                                   ___________


Net cash flows used in operating activities                           (393,080)
                                                                   ___________


CASH FLOWS FROM INVESTING ACTIVITIES
  Cash inflow from BGI and BGHK - Note 4                               424,120
  Cash advance to BGHK before acquisition on February 27, 2007      (3,714,286)
                                                                   ___________

Net cash flows used in investing activities                         (3,290,166)
                                                                   ___________


CASH FLOWS FROM FINANCING ACTIVITIES
  Amount advance from ultimate holding company                        3,540,000
  Amount advance from a former stockholder                              74,286
  Proceeds from short-term loans                                        93,100
  Proceeds from minority stockholders in subscribing subsidiaries'
    alloted shares                                                           5
  Proceeds from issuance of share                                            1
                                                                   ___________

Net cash flows provided by financing activities                      3,707,392
                                                                   ___________

Net increase in cash and cash equivalents                               24,146

Cash and cash equivalents - beginning of period                              -
                                                                   ___________

Cash and cash equivalents - end of period                          $    24,146
                                                                   ===========

Supplemental disclosures for cash flow information:
  Non-cash investing and financing activities:
    Acquisition of BGI and BGHK - Note 4
  Cash paid for:
    Interest                                                         $         -
    Income taxes                                                     $         -
                                                                     ===========


See accompanying Notes to Consolidated Financial Statmeents


NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STATE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
(STATED IN US DOLLARS)


                                             Common stock
                                        _______________________         Accumulated
                                         No. of Shares  Amount             losses        Total

Issue of Share                                       1  $     1         $         -     $      1
Net loss                                             -        -             (21,090)     (21,090)
Accumulated loss not shared by
  minority interests at date of
  acquisiton of subsidiaries - Note 13               -        -             (65,399)     (65,399)
                                        ______________  ________        ____________    _________

Balance, March 31, 2007                              1  $     1         $   (86,489)    $(86,488)
                                        ==============  ========        ============    =========


See accompanying Notes to Consolidated Financial statements

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STATE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM NOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


1.      CORPORATE INFORMATION

        National Base Investment Limited (the "Company") was incorporated in the British Virgin Islands on November 28, 2006.

        On January 20, 2007, the Company  acquired 98% equity interest in Bulgan
        Gold  Investment   Limited   ("BGI"),   a  limited   liability   company
        incorporated in Hong Kong.

        On February 27, 2007, through the acquisition of 52% equity interest in a limited liability company incorporated in Hong Kong namely Bulgan Gold
        (HK) Limited ("BGHK") by BGI, the Company indirectly owns 50.96% effective equity interest in Bulgan gold LLC ("BGL"), a company established in Mongolia.

        The company is a development stage company and has no activity during the period.

2.      DESCRIPTION OF BUSINESS

        The Company is a holding company that only operates through its subsidiaries. Through its indirect owned subsidiary, BGL, the company principally engaged in exploration and the development of mineral deposits. BGL owns Mineral exploration License Certificates issued by the Mineral and Petroleum Authority of Mongolia. These are rights to conduct mineral exploration on selected territory within Mongolia and have a specific tenure for BGL to conduct its exploration on reserves such as gold, copper, iron, cola and other rare minerals. No exploration activities has yet been carried out during the reporting period.

3.      BASIS OF PRESENTATION

        The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

        On January 20, 2007, by subscribing 49 allotted shares at par value of Hong Kong Dollars ("HK$") 1 each for cash (equivalent to HK$6 approximately), the Company acquired 98% equity interest in BGI, a limited liability company incorporated in Hong Kong.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

        PRINCIPLES OF CONSOLIDATION (CONT'D)


        The financial position of BGI as of January 20, 2007 is as follows:-

        Cash and cash equivalents                                    $400,000
        Amount due from BGHK                                        5,000,000
        Amount due to ultimate holding company                     (5,400,000)
                                                                   ___________

        Net assets                                                         $-
                                                                   ===========


        The net cash inflow from BGI on January 20, 2007 is $400,000.

        Through the acquisition of 52% equity interest in a limited liability company incorporated in Hong Kong namely BGHK via subscribing 52 ordinary shares at par value of HK$1 each for cash by BGI (equivalent to $7 approximately) out of BGHK's allotted 100 ordinary shares on February 27, 2007, the Company indirectly owns 50.96% effective equity interest in BGL, a company established in Mongolia.

        The consolidated financial position of BGHK as of February 27, 2007 is as follows :-

        Cash and cash equivalents                                    $24,120
        Prepayment                                                     3,500
        Mineral exploration rights                                 7,142,857
        Amount due from ultimate holding company                   5,000,000
        Property, plant and equipment                                 27,549
        Other payables                                              (117,412)
        Amount due to minority stockholders                          (33,925)
        Loan from minority stockholders                           (3,428,571)
        Amount due to BGI                                         (8,714,286)
        Short-term loans                                             (37,189)
                                                                  ___________

        Net liabilities (at carrying amount)                       $(133,357)
                                                                  ===========

        50.96% effective equity interest acquired                   $(67,958)
        Fair value adjustment on mineral exploration rights           67,958
                                                                 ___________

        Fair market value of BGHK                                         $-
                                                                 ===========

        The net cash inflow from BGHK on February 27, 2007 is $24,120.

        The above series of acquisitions were aimed at acquiring the mineral exploration rights which is owned by BGL. Thus, the Company's proportionate share of the excess of liabilities assumed over the acquired assets of BGHK amounting to $67,958 has been assigned to the value of mineral exploration rights.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


        USE OF ESTIMATES

        In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. These accounts and estimates include, but are not limited to the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

        CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and amounts due from related companies. As of March 31, 2007, substantially all of the Company and related companies' cash and cash equivalents and related companies were held by major financial institutions located in Mongolia and Hong Kong, which management believes are of high credit quality.

        CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less to be cash equivalents. As of March 31, 2007 most of the cash and cash equivalents were denominated in US dollar and were placed with banks in Mongolia and Hong Kong. The remaining insignificant balance of cash and cash equivalents were denominated in Mongolian Tugrug ("MNT").

        PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are stated at cost less accumulated depreciation. Cost includes expenditures that are directly attributable to the acquisition of the asset and other costs directly attributable to bringing the asset to working condition for its intended use. The cost of self-constructed assets includes the cost of materials and direct labour.

        Depreciation is provided on straight-line basis over their estimated useful lives. The principal depreciation rates are as follows :-

                                                                  Annual rate

                 Furniture                                                10%
                 Computer software                                        10%
                 Computers                                             33.33%

        Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


        MINERAL EXPLORATION RIGHTS

        Mineral exploration rights are stated at cost less accumulated amortization and are amortized on the straight-line basis over the tenure of the lease. Exploration and related costs and costs to maintain mineral rights and leases are expensed as incurred.

        STOCK-BASED COMPENSATION

        During the reporting period, the Company did not make any stock-based compensation payments.

        BASIC AND DILUTED EARNINGS PER SHARE

        The Company reports basic earnings per share in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share is computed using the weighted average number of shares outstanding during the period presented. The weighted average number of shares of the Company represents the common stock outstanding during the reporting period.

        During the reporting period, the Company had no dilutive instruments. Accordingly, the basic and diluted earnings per share are the same.

        INCOME TAXES

        The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 "Accounting for Income Taxes". Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

        OFF-BALANCE SHEET ARRANGEMENTS

        The Company does not have any off-balance sheet arrangements.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


        FOREIGN CURRENCY TRANSLATION

        The functional currency of the Company is MNT and MNT is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the period.

        For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders' equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders' equity. The exchange rate in effect at March 31, 2007 was USD1 for MNT1,165. There is no significant fluctuation in exchange rate for the conversion of MNT to US dollars after the balance sheet date.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying values of the Company's financial instruments, including cash and cash equivalents, prepaid expenses and other payables approximate their fair values due to the short-term maturity of such instruments.

        It  is  management's   opinion  that  the  Company  is  not  exposed  to
        significant interest, price or credit risks arising from these financial instruments.

        IMPAIRMENT OF LONG-LIVED ASSETS

        Long-lived  assets are tested for impairment in accordance with SFAS No.
        144. The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. During the reporting period, the Company has not identified any indicators that would require testing for impairment.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

        RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


        In July 2006, the Financial Accounting Standards Board ("FASB") issued FIN 48 "Accounting for Uncertainty in Income Taxes". This interpretation requires that the entity recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provision of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company's currently evaluating the effect of FIN 48 on its consolidated financial statements.

        In September 2006, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 157 "Fair Value Measurement" ("SFAS 157"). SFAS framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the effect of SFAS 157 on its consolidated financial statements.

        In September 2006, the FASB released SFAS No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R)" which requires an employer to recognize the over funded or under funded status of defined benefit and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through an adjustment to comprehensive income. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158's requirement to recognize the funded status of a benefit plan and new disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company is currently evaluating the effect of SFAS 158 on its consolidated financial statements.

        In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements, In SAB No. approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, adoption of this SAB does not have any impact of the Company's consolidated financial statements.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

        RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONFD)

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for fiscal year beginning January 1, 2008. The Company is in the process of evaluating this standard and therefore has not yet determined the impact that SFAS 159 will have on the consolidated financial statements upon adoption.



5.      INCOME TAXES

        BVI


        The Company was incorporated in the BVI and, under the current laws of the BVI, is not subject to income taxes.

        Hong Kong

        No provision for Hong Kong profits tax has been made in these financial statements as BGI and BGHK did not carry on any business in Hong Kong during the reporting period.

        Mongolia

        BGL is subject to Mongolia income tax at a rate of 10%. No provision of Mongolia income tax has been made in these financial statements as BGL has no taxable income during the reporting period.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


5.      INCOME TAXES (CONT'D)

        MONGOLIA (CONT'D)

        A reconciliation of income taxes at statutory rate is as follows

                                                           For the period
                                                   from November 28, 2006
                                                   (date of incorporation)
                                                        to March 31, 2007

        Loss before income taxes                                  (21,090)
                                                    ======================

        Expected benefit at statutory rate of 10%                  (2,109)
        Non-deductible items for tax                                2,000
        Valuation allowance                                           109
                                                    ______________________
                                                                        -
                                                    ======================


         Recognized deferred income tax asset is as follows :-
                                                                    As of
                                                                March 31,
                                                                     2007

         Operating losses available for future periods            145,250
         Valuation allowance                                     (145,250)
                                                                __________
                                                                        -
                                                                ==========


        As at March 31, 2007, the Company has incurred operating losses of $145,250 which, if unutilized, can be carried forward for two years but the annual amount of loss deductible from the taxable income for the following year, if any, shall not exceed 50% of the taxable income in that year. Future tax benefits arising as a result of these losses have been offset by a valuation allowance.



6.      AMOUNT DUE FROM A MINORITY STOCKHOLDER I DUE TO A FORMER STOCKHOLDER


        The amount is interest-free, unsecured and repayable on demand.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


7.      PROPERTY, PLANT AND EQUIPMENT, NET

        Costs:
            Furniture                                       $497
            Computer software                             27,000
            Computers                                        361
                                                        ________

                                                          27,858
        Accumulated depreciation                            (572)
                                                        ________

        Net                                              $27,286
                                                        ========


        During the period from November 28, 2006 (date of incorporation) to March 31, 2007, the depreciation of $263 is included in administrative expenses.



8.      MINERAL EXPLORATION RIGHTS

        Cost                                          $7,210,815
        Accumulated Amortization                               -
                                                      __________

        Net                                           $7,210,815
                                                      ==========

        The amount represents the mineral exploration rights within Mongolia in the form of 50 minerals exploration license certificates issued by the Minerals and Petroleum Authority of Mongolia. These are rights to conduct mineral exploration on selected territory within Mongolia and have a specific tenure for the Company to conduct its exploration. The Company has not yet commenced production, no amortization is provided during the reporting period.


9.      LOANS FROM MINORITY STOCKHOLDERS

        The amounts are interest-bearing at the rate of 2% above the prime rate of Citibank, N.A. New York, U.S.A. and payable in arrears at time when BGHK receives income from BGL, unsecured and has right to demand for repayment of the loan unless and until BGHK shall have received sufficient income from BGL for the repayment.



10.     AMOUNT DUE TO ULTIMATE HOLDING COMPANY

        The amount is unsecured, interest-free and repayable on demand.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


11.     SHORT-TERM LOANS

        As of March 31, 2007, the unsecured loans granted from a third party bear interest at 12% per annum with a term of maturity less than 1 year.



12.     COMMITMENT AND CONTINGENCES

        The Company had no commitments or contingent liabilities as of March 31, 2007.



13.     MINORITY INTERESTS

        Minority interests results from the consolidation of 98% owned subsidiary of BGI and 50.96% owned subsidiaries of BGHK and BGL. As of March 31, 2007, BGI, BGHK and BGL recorded a net liabilities. As a result, the minority interests in the net loss of these subsidiaries is zero for the period ended March 31, 2007 due to the minority stockholders' equity balance being zero at March 31, 2007. Such minority interest in the net losses of subsidiaries have not been recorded, the minority interest in future profits will not be recognized until the aggregate of such profits equals the aggregate unrecognized losses.



14.     COMMON STOCK

        The common stock of the Company represented the issued and paid up capital. The Company's authorized, issued and outstanding common stock is as below.

        AUTHORIZED

        The Company was incorporated with authorized common stock of $50,000 divided into 50,000 shares of par value of $1 per share.

        ISSUED AND OUTSTANDING

        At date of incorporation on November 28, 2006, 1 share of $1 each of the Company's common stock was issued at par for cash.



15.     RELATED PARTY TRANSACTIONS

        Apart from the transactions as disclosed in notes 6, 9 and 10 to the financial statements, during the period ended March 31, 2007, the company had no other material transactions with its related parties during the reporting period.

NATIONAL BASE INVESTMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM nOVEMBER 28, 2006 (DATE OF INCORPORATION) TO MARCH 31, 2007 (STATED IN US DOLLARS)


16.     SEGMENT INFORMATION

        The Company operates in a single segment, being conducting mineral exploration on selected territory within Mongolia.

        All of the Company's long-lived assets are located in the Mongolia territory during the reporting period.

(B)      PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information reflecting the Acquisition of the Bulgan Entities is included herewith:

o Unaudited pro forma consolidated balance sheet as of June 30, 2007 and unaudited pro forma consolidated statement of operations for the six months ended June 30, 2007, together with the notes thereto.

Pro Forma Consolidated Financial Statements

WORLDSTAR ENERGY, CORP.
Unaudited - Prepared by Management
June 30, 2007



                             WORLDSTAR ENERGY, CORP.

                             PRO FORM BALANCE SHEET

As at June 30, 2007                                            Unaudited - Prepared by Management

                                            WORLDSTAR    NATIONAL BASE    PRO FORMA       PRO FORMA
                                          ENERGY, CORP. INVESTMENT LTD.  ADJUSTMENTS    CONSOLIDATED
                                                $              $              $     Note      $
_____________________________________________________________________________________________________
ASSETS
CURRENT
Cash and cash equivalents                      5,681         24,146        (15,000)  [2b]    14,827
Due from minority shareholder                     --        266,035             --          266,035
Prepaid expenses                                  --          3,500             --            3,500
_____________________________________________________________________________________________________
                                               5,681        293,681        (15,000)         284,362
_____________________________________________________________________________________________________

Advances to Jewel Star Group of companies  5,300,000             --     (5,300,000)  [2d]        --
Equipment                                         --         27,286             --            2,815
_____________________________________________________________________________________________________
Mineral exploration rights                        --      7,210,815      1,360,000   [2d] 8,570,815

                                           5,305,681      7,531,782     (3,955,000)       8,882,463
=====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT
Accounts payable and accrued liabilities     128,665         45,124         15,000   [2b]   188,789
Due to minority shareholders                      --      3,428,571             --        3,438,571
Due to WorldStar Energy, Corp.                    --      3,940,000     (3,940,000)  [2d]        --
Due to related parties                        32,906             --             --           32,906
Due to former shareholder                         --         74,286             --           74,286
Short term loan                                   --        130,289             --          130,289
_____________________________________________________________________________________________________
                                             161,571      7,618,270     (3,925,000)       3,854,841
_____________________________________________________________________________________________________

Minority interest                                                                               --

SHAREHOLDERS' EQUITY (DEFICIENCY)
Capital stock [NOTE 3]                           630              1         22,000   [2a]    27,133
                                                                              (630)  [2e]
                                                                             2,000   [2f]
                                                                             2,200   [2c]
                                                                               932   [2g]

Additional paid in capital                   821,433             --       (821,433)  [2e] 7,150,473
                                                                         5,478,000   [2a]
                                                                           547,800   [2c]
                                                                           498,000   [2f]
                                                                           626,673   [2g]

Share issue costs                                                --        (500,000) [2c]  (556,875)
                                                                            (6,875)  [2a]

Accumulated other comprehensive income         5,209             --          (5,209) [2e]        --

Obligation to issue shares                   468,605             --       (468,605)  [2g]        --
                                                                           159,000   [2g]

Subscriptions received in advance          5,493,125             --     (5,493,125)  [2a]        --

Deficit                                   (1,644,892)       (86,489)       (30,000)  [2b](1,593,109)
                                                                           827,272   [2e]

                                                                          (500,000)  [2f]
                                                                          (159,000)   [g]
_____________________________________________________________________________________________________
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)    5,144,110        (86,489)       (30,000)        5,027622
_____________________________________________________________________________________________________
                                           5,305,681      7,531,782     (3,955,000)       8,882,463
=====================================================================================================
SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS




                             WORLDSTAR ENERGY, CORP.

                        PRO FORM STATEMENT OF OPERATIONS


For the six months ended June 30, 2007                         Unaudited - Prepared by Management




                                            WORLDSTAR    NATIONAL BASE    PRO FORMA       PRO FORMA
                                          ENERGY, CORP. INVESTMENT LTD.  ADJUSTMENTS    CONSOLIDATED
                                                $              $              $     Note      $
_____________________________________________________________________________________________________
EXPENSES
Consulting and management fees               30,000              --              --          30,000
Foreign exchange                                577              --              --             577
Professional fees                            56,750                          24,319  [2b]    81,069
Shareholder communications                    9,441                              --           9,441
Regulatory and filing fees                    2,549                              --           2,549
Travel                                        1,781                              --           1,781
General and administration                      884          20,283              --          21,167
Write off of Indonesian project costs       454,245              --         159,000  [2g]   613,245
_____________________________________________________________________________________________________

Loss before the following                  (556,227)        (20,283)       (183,319)       (759,829)

Interest expense                                               (812)             --            (812)
Minority interests                                                5                               5
_____________________________________________________________________________________________________
NET LOSS FOR THE PERIOD                    (556,227)        (21,090)       (183,319)       (760,636)
_____________________________________________________________________________________________________

NET LOSS PER SHARE                                                                            (0.01)
=====================================================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                               57,402,834
=====================================================================================================

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


WORLDSTAR ENERGY, CORP.

1. BASIS OF PRESENTATION

The accompanying pro forma consolidated financial statements have been prepared for inclusion in the Form 8K Current Report pursuant to the Securities Exchange Act of 1934 (the "8K") of WorldStar Energy, Corp. ("WSTR") dated August __, 2007 with respect to the share purchase agreement between National Base Investment Limited. ("NB") and WSTR. These consolidated financial statements give effect to the acquisition of WSTR, the legal parent, by NB, the legal subsidiary. Upon the completion of the acquisition, WSTR will continue to operate under its present name.

The accompanying pro forma consolidated balance sheet has been prepared by management and derived from the unaudited financial statements of WSTR as at June 30, 2007 and the audited financial statements of NB as at March 31, 2007 The accompanying consolidated pro forma statement of operations has been prepared to give effect to the acquisition transaction as of January 1, 2007 and has been prepared from the unaudited financial statements of WSTR for the six months ended June 30, 2007 and the audited financial statements of NB for the period from November 28, 2006, the date of incorporation, to March 31, 2007. The accounting policies used in the preparation of the pro forma consolidated financial statement are those disclosed in NB's audited financial statements. Management has determined that no adjustments are necessary to conform WSTR's financial statements to the accounting policies used by NB in the preparation of its financial statements.

The pro forma consolidated financial statements are not necessarily indicative of the financial position that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future. In preparing this pro forma balance sheet no adjustments have been made to reflect the operating benefits and general and administrative cost savings expected to result from combining the operations of NB and WSTR.

The pro forma consolidated financial statements should be read in conjunction with the description of the transaction in the 8K, the unaudited financial statements of WSTR and the audited financial statements of NB, including the notes thereto, included elsewhere in the 8K.


2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

These pro forma consolidated financial statements give effect to the completion of the proposed transactions contemplated by the Share Purchase Agreement (the "Agreement") as more fully described in the 8K, as if they had occurred on January 1, 2007. NB is deemed not to have had significant transactions during the period from November 28, 2006, its date of incorporation, to December 31, 2006. A summary of the proposed transaction is as follows:

On February 12, 2007, WSTR, an inactive US public company, and NB entered into the Agreement whereby WSTR will acquire all of the issued and outstanding common shares of NB in exchange for 30,000,000 common shares to be issued from treasury and the payment of $1,360,000 to its shareholder, Jewel Star Group Ltd. Upon consummation, the shareholder of NB will exchange its 1 common share for 30,000,000 common shares of WSTR. Effectively, NB will acquire control of WSTR as a result of its shareholders owning 52.8% of the resulting issuer. This transaction will be considered a reverse takeover whereby NB will be deemed to have acquired WSTR, and will be accounted for as a purchase of the net liabilities of WSTR by NB in this pro forma consolidated financial statement. Accordingly, this transaction will represent a recapitalization of NB. Following the transaction, the ongoing business will continue as that of NB. The Agreement is contingent upon obtaining approval from the shareholders of NB and WSTR, completion of a private placement of 22,000,000 shares at $0.25 per share for gross proceeds of $5,500,000 and the appropriate regulatory authorities, and is expected to close on August __, 2007. A finder's fee of 2,200,000 shares was paid at a deemed value of $0.25 each, or $550,000.

Transaction costs not already incurred are estimated to be $30,000 in cash and in addition, 2,000,000 facilitation fee shares were issued at a deemed value of $0.25 each, or $500,000.

WORLDSTAR ENERGY, CORP.

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONT'D.)

The purchase price has been allocated to the WSTR net assets and liabilities, after giving effect to the transaction as contemplated by the Agreement in accordance with the reverse takeover accounting as follows:


                                                                                              $
_____________________________________________________________________________________________________
Assets acquired:
Cash  and cash equivalents                                                                  5,681
Advances receivable from the Jewel Star Group of companies                              5,300,000
_____________________________________________________________________________________________________
                                                                                        5,305,681
_____________________________________________________________________________________________________

Less liabilities assumed:
Accounts payable                                                                         (161,571)
Share subscriptions received in advance of the transaction, net of costs               (5,493,125)
_____________________________________________________________________________________________________
Net liabilities assumed                                                                  (349,015)
=====================================================================================================

Consideration given:
630,134 common shares deemed issued                                                             -
Estimated additional transaction costs
         Cash                                                                              30,000
         Facilitation fee shares                                                          500,000
_____________________________________________________________________________________________________
Total consideration                                                                       530,000
_____________________________________________________________________________________________________
Total fair value of net liabilities assumed and consideration given                      (879,015)
=====================================================================================================

The allocation of the purchase price reflected in the pro forma consolidated balance sheet is preliminary and based on the financial position of WSTR at June 30, 2007. The actual purchase price allocation will reflect the fair value, at the transaction date, of the assets acquired and liabilities assumed based upon the acquirer's evaluation of such assets and liabilities following the closing of the combination and, accordingly, the final purchase price allocation may differ from the preliminary allocation reflected herein. In this pro forma consolidated balance sheet, the total fair value of the net liabilities assumed and the consideration given has been reflected as a reduction to shareholders' equity, representing the cost to NB of becoming a publicly traded company. Since estimated additional transaction costs of $30,000 exceed the cash held by WSTR of 5,681, they will be charged to the earnings of the continuing entity, WorldStar Energy, Corp.

WORLDSTAR ENERGY, CORP.

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONT'D.)

The following adjustments have been made to reflect the transaction described above:

[a] To reflect the proceeds of the proposed private placement of $5,500,000 described in the 8K.

[b]  To reflect estimated additional transaction costs .

[c] To reflect the issuance of 2,200,000 finder's fee shares in connection with the proposed private placement.

[d] To reflect the reallocation on consolidation of advances made by WSTR to the Jewel Star Group of companies.

[e] To reflect the acquisition of WSTR's net liabilities, the book value of WSTR's capital stock, additional paid in capital and accumulated other comprehensive income have been transferred to the deficit of the continuing entity.
[f] To reflect the issuance of 2,000,000 facilitation fee shares in connection with the proposed transaction.

[g]  To reflect the issuance of 931,700 shares pursuant to existing obligations



3.   SHARE CAPITAL

After giving effect to the transactions contemplated by the share purchase as described in note 2, WorldStar Energy, Corp. would have share capital as at June 30, 2007 as follows:

[A]  AUTHORIZED

100,000,000 voting  common shares with a par value of $0.01

 [B] ISSUED AND OUTSTANDING
                                                             #             $
_______________________________________________________________________________
COMMON SHARES
Balance deemed outstanding                            30,000,000             1
Shares deemed issued on reverse takeover of WSTR         630,134             -
Issued pursuant to existing obligations                  931,700       627,605
Issued for cash pursuant to private placement         22,000,000     5,500,000
Issued for finder's fees                               2,200,000       550,000
Issued for facilitation fees                           2,000,000       500,000
Less share issue costs                                                (556,875)
_______________________________________________________________________________

                                                      57,761,834     6,620,731
===============================================================================

 (C)      EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT

2.1       Post-transaction schematic of corporate structure

10.1 Share Purchase Agreement among WorldStar Energy, Corp., Jewel Star Group Limited and National Base Investment Limited dated February 12, 2007(1)

10.2 Form of Subscription Agreement for private placement pursuant to Regulation S

10.3      Finder's Fee Agreement for private placement pursuant to Regulation S

10.4 Debt Settlement Agreement with Winslow Associates Management & Communications Inc.

(1) Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 12, 2007.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             WORLDSTAR ENERGY, CORP.


DATE:    AUGUST 23, 2007                     By:      "M. W. KINLEY"
                                             ________________________________
                                                      MICHAEL KINLEY
                                                      CHIEF FINANCIAL OFFICER